Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re:	:	Chapter 11
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DENDREON CORPORATION, et al.,	:	Case No. 14-14-12515
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Debtors.[1]	:	Jointly Administered
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	:	Related Docket Nos. 17, 62, 124, 188, 195, 230, 396
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ORDER PURSUANT TO BANKRUPTCY CODE SECTIONS 105(A), 363, 365, 503 AND

BANKRUPTCY RULES 2002, 6004, 6006 (I) APPROVING THE SALE OF THE

DEBTORS’ ASSETS FREE AND CLEAR OF ALL LIENS, CLAIMS,

ENCUMBRANCES AND INTERESTS; (II) AUTHORIZING THE ASSUMPTION

AND ASSIGNMENT OF CERTAIN EXECUTORY CONTRACTS AND

UNEXPIRED LEASES; AND (III) GRANTING CERTAIN RELATED RELIEF

Upon the motion (the “Motion”)2 of the Debtors for, among other things, entry of an order, pursuant to sections 105(a), 363, 365 and 503 of title 11 of the United States Code (the “Bankruptcy Code”) and Rules 2002, 6004 and 6006 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), (i) approving the sale of all or substantially all of the Debtors’ assets to Drone Acquisition Sub Inc. (the “Purchaser”)3, a direct, wholly-owned subsidiary of Valeant Pharmaceuticals International, Inc. (“Valeant”), pursuant to the terms of the Second Amended and Restated Acquisition Agreement, dated February 19, 2015 (attached hereto as Exhibit 1, and as may be amended, supplemented or restated, the “Acquisition

[1]	The Debtors and the last four digits of their respective taxpayer identification numbers are as follows: Dendreon Corporation (3193), Dendreon Holdings, LLC (8047), Dendreon Distribution, LLC (8598) and Dendreon Manufacturing, LLC (7123). The address of the Debtors’ corporate headquarters is 1301 2nd Avenue, Seattle, Washington 98101.

[2]	Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Motion or the First Day Declaration.

[3]	Where appropriate, references herein to Purchaser shall include any Affiliate (as defined in the Acquisition Agreement) to which Purchaser has assigned or delegated, or may hereafter assign or delegate, any or all of its rights and obligations under the Acquisition Agreement pursuant to Section 8.8 thereof.

Agreement”), and all other agreements, instruments, certificates, and other documents to be entered into or delivered by any party in connection with the transactions (collectively, the “Transaction Documents”), free and clear of all Interests (as defined herein) except to the extent set forth in the Acquisition Agreement, (the “Sale Transaction”), (ii) authorizing the assumption and assignment of certain executory contracts and unexpired leases as described in the Acquisition Agreement (the “Assigned Contracts”), and (iii) granting certain related relief; and upon the Declaration of Brandon Aebersold (the “Aebersold Declaration”) [Docket No. 396]; and the Court having held a hearing on February 20, 2015 (the “Sale Hearing”) to approve the Sale Transaction; and the Court having reviewed and considered (a) the Motion, (b) the objections to the Motion, if any, (c) the Acquisition Agreement attached hereto and the draft acquisition agreement, which was attached to the motion to approve Valeant as the Stalking Horse Bidder and superseded by the Acquisition Agreement, and (d) the arguments of counsel made, and the evidence proffered or adduced at the hearing on December 17, 2014 and at the Sale Hearing; and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors and other parties in interest; and upon the record of the Sale Hearing and the Chapter 11 Cases; and after due deliberation thereon; and good cause appearing therefore, it is hereby,

FOUND AND DETERMINED THAT:4

A.          Jurisdiction and Venue. This Court has jurisdiction over the Motion and the Sale Transactions described therein and in the Acquisition Agreement, including, without limitation, the sale of the Acquired Assets, pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of

[4]	Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact to the fullest extent of the law. See Fed. R. Bankr. P. 7052 and 9014.

Delaware, dated as of February 29, 2012. This is a core proceeding under 28 U.S.C. § 157(b). Venue of these cases and the Motion in this District and in the Bankruptcy Court is proper under 28 U.S.C. §§ 1408 and 1409.

B.          Statutory Predicates.   The statutory predicates for the relief sought in the Motion are sections 105(a), 363, 365 and 503 of the Bankruptcy Code, Bankruptcy Rules 2002, 6004, 6006 and 9014 and the applicable Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”).

C.          Petition Date.   On November 10, 2014 (the “Petition Date”), the Debtors each commenced a case by filing a petition for relief under chapter 11 of the Bankruptcy Code.

D.          Entry of Bidding Procedures Order.   On December 17, 2014, this Court entered an order (the “Bidding Procedures Order”) [Docket No. 195] (i) approving the proposed auction and bidding procedures (the “Bidding Procedures”)5 for the sale of all or substantially all of the Debtors’ assets (the “Acquired Assets”)6; (ii) establishing the Assumption and Assignment Procedures, including notice of proposed cure amounts (the “Cure Amounts”); (iii) approving form and manner of notice of all procedures, protections, schedules and agreements; and (iv) scheduling the Sale Hearing.

E.          Entry of Stalking Horse Order. On February 5, 2015, this Court entered an order (the “Stalking Horse Order”) [Docket No. 355] approving Valeant as the Stalking Horse Bidder, approving certain bid protections for Valeant, and modifying certain deadlines and other terms of the Bidding Procedures Order.

[5]	All references herein to the Bidding Procedures Order shall also be deemed to be references to the Bidding Procedures approved thereby.

[6]	The Acquired Assets consist of all or substantially all of the Debtors’ assets and shall have the meaning ascribed in Section 1.1 of the Acquisition Agreement. Acquired Assets do not include the Excluded Assets as referenced in Section 1.2 of the Acquisition Agreement or any assets of the Debtors not subject to the Acquisition Agreement.

F.          Compliance with Bidding Procedures Order. As demonstrated by (i) the Aebersold Declaration, (ii) the testimony and other evidence proffered or adduced at the hearing on the Bidding Procedures and at the Sale Hearing, and (iii) the representations of counsel made on the record at the Sale Hearing, the Debtors have adequately marketed the Acquired Assets and conducted the sale process in compliance with the Bidding Procedures Order, as modified by the Stalking Horse Order, and the Stalking Horse Order, the Bid Deadline was duly noticed, and the bidding process was conducted in a non-collusive, fair, and good faith manner. The Debtors and their professionals conducted the sale process in compliance with the Bidding Procedures Order, as modified by the Stalking Horse Order, and the Stalking Horse Order, and have afforded potential purchasers a full and fair opportunity to participate in the bidding process for the Acquired Assets and make higher or better offers. Purchaser and Valeant (together, the “Valeant Entities”) acted in compliance with the terms of the Bidding Procedures Order, as modified by the Stalking Horse Order, and the Stalking Horse Order. In accordance with the Bidding Procedures Order, as modified by the Stalking Horse Order, and the Stalking Horse Order, the Debtors determined that the bid submitted by the Purchaser and memorialized by the Acquisition Agreement is the Successful Bid (as defined in the Bidding Procedures). The Acquisition Agreement constitutes the highest and best offer for the Acquired Assets, and will provide a greater recovery for the Debtors’ estates than would be provided by any other available alternative. The Debtors’ determination that the Acquisition Agreement constitutes the highest and best offer for the Acquired Assets constitutes a valid and sound exercise of the Debtors’ business judgment.

G.          Notice. As evidenced by the affidavits of service and publication previously filed with the Court, and based on the representations of counsel at the Sale Hearing, (i) proper,

timely, adequate and sufficient notice of the Motion, the Stalking Horse Motion, the bidding process (including the Bid Deadline and Auction, which was properly cancelled pursuant to the terms of the Bidding Procedures Order, as modified by the Stalking Horse Order), the Acquisition Agreement, the Sale Hearing, the Sale Transaction, the Assumption and Assignment Procedures (including with respect to the Previously Omitted Contracts and the objection deadline with respect to any Cure Amount), the assumption and assignment of the Assigned Contracts and the Cure Amounts, and all objection deadlines established by the foregoing, has been provided in accordance with sections 102(l), 363 and 365 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 6006 and 9007 and the Local Bankruptcy Rules and in compliance with the Bidding Procedures Order and the Stalking Horse Order, (ii) such notice was and is good and sufficient, and appropriate under the particular circumstances and reasonably calculated to reach and apprise holders of liens, claims, encumbrances and other Interests, including rights or claims based on any successor or transferee liability, and (iii) no other or further notice of the Motion, the Stalking Horse Motion, the bidding process (including the Bid Deadline and Auction, which was properly cancelled pursuant to the terms of the Bidding Procedures Order, as modified by the Stalking Horse Order), the Acquisition Agreement, the Sale Hearing, the Sale Transaction, or the assumption and assignment of the Assigned Contracts or the Cure Amounts is or shall be required. With respect to entities whose identities are not reasonably ascertained by the Debtors, publication of the Sale Notice (as defined in the Motion) in The Wall Street Journal on December 20, 2014 was sufficient and reasonably calculated under the circumstances to reach such entities.

H.          Corporate Authority. Each Debtor (i) has full corporate power and authority to execute the Acquisition Agreement and the Transaction Documents, and the Sale Transaction

has been duly and validly authorized by all necessary corporate action of each of the Debtors, (ii) has all of the corporate power and authority necessary to consummate the transactions contemplated by the Acquisition Agreement and the Transaction Documents, (iii) has taken all corporate action and formalities necessary to authorize and approve the Acquisition Agreement and the Transaction Documents and the consummation by the Debtors of the transactions contemplated thereby, including as required by their respective organizational documents and (iv) no government, regulatory or other consents or approvals, other than those expressly provided for in the Acquisition Agreement, are required for the Debtors to enter into the Acquisition Agreement and consummate the Sale Transaction.

I.          Opportunity to Object. A fair and reasonable opportunity to object and to be heard with respect to the Motion and the relief requested therein, has been given to all interested persons and entities, including, but not limited to, the following: (i) all counterparties to the Assigned Contracts, (ii) all other known creditors of the Debtors, (iii) all parties listed on the Master Service List, and (iv) all applicable federal, state and local taxing and regulatory authorities.

J.          Sale in Best Interest. At this time, the sale of the Acquired Assets to the Purchaser is in the best interests of the Debtors, their creditors, their estates and other parties in interest.

K.         Business Justification. Sound business reasons exist for the Sale Transaction. Entry into the Acquisition Agreement and the Transaction Documents, and the consummation of the transactions contemplated thereby, including the Sale Transaction and the assumption and assignment of the Assigned Contracts, constitutes each Debtor’s exercise of sound business judgment and such acts are in the best interests of each Debtor, its estate, and all parties in interest. The Court finds that each Debtor has articulated good and sufficient business reasons justifying the Sale Transaction. Such business reasons include, but are not limited to, the following: (i) the Acquisition Agreement constitutes the highest and best offer for the Acquired Assets; (ii) the Acquisition Agreement and the closing thereon will present the best opportunity to realize the value of the Acquired Assets on a going concern basis and avoid decline and devaluation of the Acquired Assets; (iii) unless the Sale Transaction and all of the other transactions contemplated by the Acquisition Agreement are concluded expeditiously, as provided for in the Motion and pursuant to the Acquisition Agreement, recoveries to creditors may be diminished; (iv) the value of the Debtors’ estates will be maximized through a sale of the Acquired Assets on a going concern basis rather than through a piecemeal liquidation or a potentially delayed sale pursuant to a plan of reorganization; and (v) any plan would not likely have yielded as favorable an economic result.

L.         The Debtors and their professionals actively and adequately marketed the Acquired Assets to potential purchasers, both before and during their chapter 11 cases, as set forth in the Motion and in accordance with the Bidding Procedures Order. The bidding and auction process set forth in the Bidding Procedures Order and the Bidding Procedures afforded a full and fair opportunity for any entity to make a higher or otherwise better offer to purchase the Acquired Assets. Based upon the record of these proceedings, all creditors and other parties in interest and all prospective purchasers have been afforded a reasonable and fair opportunity to bid for the Acquired Assets.

M.         The Debtors did not receive any Qualified Bids (as such terms is defined in the Bidding Procedures Order) by the Bid Deadline other than that submitted by Valeant.

Accordingly, the Debtors cancelled the Auction in accordance with the Bidding Procedures Order.

N.         No other person or entity or group of persons or entities has offered to purchase the Acquired Assets for an amount that would give equal or greater economic value to the Debtors than the value being provided by the Purchaser pursuant to the Acquisition Agreement. Among other things, the Sale Transaction is the best alternative available to the Debtors to maximize the return to their creditors. The terms and conditions of the Acquisition Agreement, including the consideration to be realized by the Debtors, are fair and reasonable. Approval of the Motion, the Acquisition Agreement, the Transaction Documents, and the transactions contemplated thereby, including the Sale Transaction and the assumption and assignment of the Assigned Contracts, is in the best interests of the Debtors, their estates and creditors, and all other parties in interest.

O.          Arm’s-Length Sale. The Acquisition Agreement was negotiated, proposed and entered into by the Debtors and the Valeant Entities without collusion, in good faith, and from arm’s-length bargaining positions. Neither the Debtors nor the Valeant Entities have engaged in any conduct that would cause or permit the Acquisition Agreement to be avoided under 11 U.S.C. § 363(n). Specifically, the Valeant Entities have not acted in a collusive manner with any person and the purchase price was not controlled by any agreement among bidders. The Valeant Entities are not “insiders” of the Debtors as defined in Bankruptcy Code section 101(31).

P.          Good Faith Purchaser. The Purchaser is a good faith purchaser for value and, as such, is entitled to all of the protections afforded under 11 U.S.C. § 363(m) and any other applicable or similar bankruptcy and non-bankruptcy law. Specifically: (i) the Valeant Entities recognized that the Debtors were free to deal with any other party interested in purchasing the

Acquired Assets; (ii) the Valeant Entities complied in all respects with the provisions in the Bidding Procedures Order, as modified by the Stalking Horse Order, and the Stalking Horse Order in negotiating and entering into the Acquisition Agreement and the Transaction Documents, and the Acquisition Agreement, the Transaction Documents, and the transactions described therein comply with the Bidding Procedures Order, as modified by the Stalking Horse Order, and the Stalking Horse Order; (iii) the Valeant Entities agreed to subject any bid to the competitive bid procedures set forth in the Bidding Procedures Order, as modified by the Stalking Horse Order, and the Stalking Horse Order; (iv) all payments to be made by the Valeant Entities in connection with the Sale Transaction have been disclosed in the Acquisition Agreement; (v) no common identity of directors, officers or controlling stockholders exists among the Valeant Entities and the Debtors; (vi) the negotiation and execution of the Acquisition Agreement and the Transaction Documents were at arm’s-length and in good faith, and at all times each of the Valeant Entities and the Debtors were represented by competent counsel of their choosing; (vii) the Valeant Entities did not in any way induce or cause the chapter 11 filing of the Debtors; and (viii) the Valeant Entities have not acted in a collusive manner with any person. The Purchaser will be acting in good faith within the meaning of 11 U.S.C. § 363(m) in closing the transactions contemplated by the Acquisition Agreement and the Transaction Documents. The transactions contemplated by the Acquisition Agreement and the Transaction Documents, which include the sale of the Acquired Assets pursuant to the Acquisition Agreement and all covenants in and conditions thereto, and include all relief requested in the Motion, are an integrated transaction, meaning that each component is an essential part of every other component and that the transactions can be consummated only if all of the components are consummated. Accordingly, each component of the transactions is subject to, and is protected by, the provisions of section 363(m) of the Bankruptcy Code.

Q.          Free and Clear. The Debtors may sell the Acquired Assets free and clear of all liens, interests, liabilities, obligations, Excluded Liabilities, claims (within the meaning of section 101(5) of the Bankruptcy Code), demands, guarantees, suits, defenses, credits, allowances, options, rights, restrictions, limitations, contractual commitments, causes of action, choses in action, charges, rights of first refusal, rights of set off, recoupment, rebate, chargeback, credit or return, Encumbrances (as defined in the Acquisition Agreement) and similar restrictions (other than Permitted Encumbrances and the Assumed Liabilities) of any kind or nature whether known or unknown, legal or equitable, matured or unmatured, contingent or non-contingent, liquidated or unliquidated, asserted or unasserted, whether arising prior to or subsequent to the commencement of the Debtors’ chapter 11 cases, whether imposed by agreement, understanding, law, equity or otherwise (collectively, the “Interests”), including, without limitation, (i) those Interests that purport to give to any party a right or option to effect a setoff against or any forfeiture, modification, or termination of the Debtors’ interests in the Acquired Assets, or any similar rights, if any, (ii) those Interests arising under all mortgages, deeds of trust, security interests, conditional sale or other title retention agreements, pledges, hypothecations, liens, judgments, demands, encumbrances, rights of first refusal or charges of any land or nature, if any, (iii) those Interests that are Excluded Liabilities as set forth in the Acquisition Agreement; and (iv) those Interests arising in connection with any agreements, acts, or failures to act of any of the Debtors or any of the Debtors’ predecessors, Affiliates, or representatives including, without limitation, interests based on successor liability, transferee liability, derivative liability, vicarious liability, or any similar theories under applicable state or federal law or otherwise because, with respect to each creditor asserting an Interest, one or more of the standards set forth in Bankruptcy Code § 363(f)(1)-(5) has been satisfied. Those holders of Interests who did not object or withdrew objections to the Sale Transaction are deemed to have consented to the Sale Transaction pursuant to section 363(f)(2) of the Bankruptcy Code. Those holders of Interests who did object fall within one or more of the other subsections of section 363(f) of the Bankruptcy Code.

R.         The Purchaser would not have entered into the Acquisition Agreement and would not consummate the transactions contemplated hereby, including the Sale Transaction and the assumption and assignment of the Assigned Contracts, (i) if the transfer of the Acquired Assets were not free and clear of all Interests of any kind or nature whatsoever, including rights or claims based on any successor, transferee, derivative, or vicarious liability or any similar theory and/or applicable state or federal law or otherwise, or (ii) if the Purchaser would, or in the future could, be liable for any Interests, including rights or claims based on any successor, transferee, derivative, or vicarious liability or any similar theory and/or applicable state or federal law or otherwise. The Purchaser will not consummate the transactions contemplated by the Acquisition Agreement, including the Sale Transaction and the assumption and assignment of the Assigned Contracts, unless this Court expressly orders that none of the Purchaser, its affiliates, its present or contemplated members or shareholders, or the Acquired Assets will have any liability whatsoever with respect to, or be required to satisfy in any manner, whether at law or equity, or by payment, setoff, or otherwise, directly or indirectly, any Interests, including rights or claims based on any successor or transferee liability. The total consideration to be provided under the Acquisition Agreement reflects the Purchaser’s reliance on this Order to provide it, pursuant to sections 105(a) and 363 of the Bankruptcy Code, with title to and possession of the Acquired

Assets free and clear of all Interests of any kind or nature whatsoever (including, without limitation, any potential successor and transferee liability claims).

S.         Not transferring the Acquired Assets free and clear of all Interests of any kind or nature whatsoever, including rights or claims based on any successor, transferee, derivative, or vicarious liability or any similar theory and/or applicable state or federal law or otherwise, would adversely impact the Debtors’ efforts to maximize the value of their estates, and the transfer of the Acquired Assets other than pursuant to a transfer that is free and clear of all liens, claims, encumbrances, and other Interests of any kind or nature whatsoever would be of substantially less benefit to the Debtors’ estates.

T.          Assumption of Executory Contracts and Unexpired Leases. In accordance with the Bidding Procedures Order, the Debtors filed with the Bankruptcy Court a notice identifying all executory contracts and unexpired leases that may be assumed and assigned as part of the sale of the Acquired Assets (as such notice may be amended, modified, or otherwise supplemented from time to time, the “Cure Notice”), and served the Cure Notice on all non-Debtor counterparties to the executory contracts and unexpired leases identified therein. The Cure Notice informed each recipient that its respective executory contract or unexpired lease may be assumed and assigned as part of the sale of the Acquired Assets and, to the extent applicable, (i) the title of the executory contract or unexpired lease, (ii) the name of the parties to the executory contract or unexpired lease, (iii) the proposed Cure Amount, if any, should the executory contract or unexpired lease be assumed and assigned in connection with the sale of the Acquired Assets, and (iv) the deadline by which any counterparty must file an objection to assumption and assignment of the applicable executory contract or unexpired lease, including relating to adequate assurance and/or the stated Cure Amounts. The service and provision of the

Cure Notice was good, sufficient, and appropriate under the circumstances and no other or further notice need be provided in connection with the assumption and assignment of the Assigned Contracts and the fixing of Cure Amounts for the Assigned Contracts.

U.        At any time prior to the rejection of a Previously Omitted Contract, the Debtors shall have the right, in accordance with the Bidding Procedures Order, to serve a Previously Omitted Contract Notice upon any non-Debtor counterparty to a Previously Omitted Contract indicating the Debtors’ intent to assume and assign the Previously Omitted Contract to Purchaser. The counterparties will have fourteen (14) days to object to the Cure Amount or the assumption and assignment. If the parties cannot agree on a resolution, the Debtors will seek an expedited hearing before the Court to determine the Cure Amount and approve the assumption and assignment to Purchaser. If there is no objection, then the counterparties will be deemed to have consented to the assumption and assignment to Purchaser and the Cure Amount, and such assumption and assignment to Purchaser and the Cure Amount shall be deemed approved by this Sale Order without further order of this Court.

V.        The (i) transfer of the Acquired Assets to the Purchaser and (ii) assignment to the Purchaser of the Assigned Contracts, will not subject the Purchaser to any liability whatsoever that arises prior to the Closing Date (as defined below) or by reason of such transfer under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based, in whole or in part, directly or indirectly, on any theory of law or equity, including any theory of equitable law, including any theory of antitrust, successor, transferee, derivative, or vicarious liability or any similar theory and/or applicable state or federal law or otherwise.

W.        The Debtors have demonstrated that it is an exercise of their sound business judgment to assume and assign the Assigned Contracts to the Purchaser in connection with the consummation of the Sale Transaction, and the assumption and assignment of the Assigned Contracts is the best interests of the Debtors, their estates, and their creditors. The Assigned Contracts being assigned to the Purchaser are an integral part of the Acquired Assets being purchased by the Purchaser and, accordingly, such assumption and assignment of Assigned Contracts is reasonable, enhances the value of the Debtors’ estates, and does not constitute unfair discrimination.

X.         Pursuant to section 365(f) of the Bankruptcy Code, each Assigned Contract required to be assumed and assigned under the Acquisition Agreement shall be assigned and transferred to, and remain in full force and effect for the benefit of, the Purchaser, notwithstanding any provision in such contract or other restrictions prohibiting its assignment or transfer. No section of any of the Assigned Contracts that would prohibit, restrict, or condition whether directly or indirectly the use, assumption or assignment of any of the Assigned Contracts in connection with the Transactions shall have any force or effect.

Y.         The assumption and assignment of the Assigned Contracts (i) is necessary to sell the Acquired Assets to the Purchaser, (ii) allows the Debtors to sell their business to the Purchaser as a going concern, (iii) limits the losses suffered by counterparties to the Assigned Contracts, and (iv) maximizes the recoveries to other creditors of the Debtors by limiting the amount of claims against the Debtors’ estates by avoiding the rejection of the Assigned Contracts. For these reasons, the Debtors have exercised sound business judgment in assuming and assigning the Assigned Contracts and such assumption and assignment is in the best interests of the Debtors’ estates.

Z.          Dendreon Corporation, as tenant, and FSP-RIC, LLC, successor to The Northwestern Mutual Life Insurance Company, as landlord (“FSP-RIC”), are parties to an Office

Lease dated February 26, 2011, as amended by that certain First Amendment to Office Lease dated March 8, 2011, and by that certain Second Amendment to Office Lease dated July 27, 2012, and by that certain Third Amendment to Office Lease dated June 27, 2012, which was rescinded in its entirety by that certain Rescission Agreement dated June 27, 2012, and by that certain Third Amendment to Lease dated April 16, 2013, and by that certain Fourth Amendment to Lease, dated as of October 2014 (the “Seattle Office Lease”). The premises leased by Dendreon Corporation pursuant to the Seattle Office Lease are located at 1301 Second Avenue, Seattle, Washington 98101, and are used by the Debtors as their headquarters. The Fourth Amendment to Lease (the “Fourth Amendment”) was negotiated, and executed and delivered to FSP-RIC prior to the Petition Date, and references in this Sale Order to the Seattle Office Lease specifically include the Fourth Amendment. Dendreon Corporation and FSP-RIC have agreed that the Seattle Office Lease may be assumed and assigned to the Purchaser pursuant to sections 105(a) and 365 of the Bankruptcy Code and that adequate assurance of the Purchaser’s future performance has been demonstrated. FSP-RIC agrees that the Cure Amount for the Seattle Office Lease is $36,797.

AA.      Cure/Adequate Assurance. The Debtors have (i) cured, or have provided adequate assurance of cure, of any default existing prior to the date hereof under any of the Assigned Contracts, within the meaning of 11 U.S.C. § 365(b)(1)(A) and 365(f)(2)(A), and (ii) provided compensation or adequate assurance of compensation to any party for any actual pecuniary loss to such party resulting from a default prior to the date hereof under any of the Assigned Contracts within the meaning of 11 U.S.C. § 365(b)(1)(B). The Purchaser shall have no liability whatsoever for paying any Cure Amounts. The Purchaser’s promise to perform the obligations under the Assigned Contracts arising after assumption and assignment to the

Purchaser shall constitute adequate assurance of future performance within the meaning of sections 365(b)(1)(C) and 365(f)(2)(B) of the Bankruptcy Code to the extent that any such assurance is required and not waived by the counterparties to such Assigned Contracts.

BB.      Prompt Consummation. The sale of the Acquired Assets must be approved and consummated promptly in order to preserve the value of the Acquired Assets. Therefore, time is of the essence in consummating the Sale Transaction, and the Debtors and the Purchaser intend to close the Sale Transaction as soon as reasonably practicable. The Debtors have demonstrated compelling circumstances and a good, sufficient, and sound business purpose and justification for the immediate approval and consummation of the transaction contemplated by the Acquisition Agreement. Accordingly, there is cause to lift the stay contemplated by Bankruptcy Rules 6004 and 6006 with regards to the transactions contemplated by this Sale Order.

CC.      No Fraudulent Transfer. The Acquisition Agreement was not entered into for the purpose of hindering, delaying or defrauding present or future creditors under the Bankruptcy Code and under the laws of the United States, any state, territory, possession or the District of Columbia. The Purchaser is not a mere continuation, and is not holding itself out as a mere continuation, of any of the Debtors or their respective estates and there is no continuity between the Purchaser and the Debtors. The Sale Transaction does not amount to a consolidation, merger or de facto merger of the Purchaser and any of the Debtors.

DD.      The consideration provided by the Purchaser for the Acquired Assets pursuant to the Acquisition Agreement (i) is fair and reasonable, (ii) is the highest and best offer for the Acquired Assets, (iii) will provide a greater recovery for the Debtors’ creditors than would be provided by any other practical available alternative, and (iv) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession or the District of Columbia (including the Uniform Fraudulent Conveyance Act and the Uniform Fraudulent Transfer Act).

EE.      Purchaser Not an Insider and No Successor Liability. Immediately prior to the Closing Date, the Purchaser was not an “insider” or “affiliate” of the Debtors, as those terms are defined in the Bankruptcy Code, and no common identity of incorporators, directors or controlling stockholders existed between the Purchaser and the Debtors. The transfer of the Acquired Assets and the assumption of the Assumed Liabilities (including any individual elements of the Sale Transaction) to the Purchaser, except as otherwise set forth in the Acquisition Agreement, does not, and will not, subject the Purchaser to any liability whatsoever, with respect to the operation of the Debtors’ businesses prior to the closing of the Sale Transaction or by reason of such transfer under the laws of the United States, any state, territory, or possession thereof, or the District of Columbia, based, in whole or in part, directly or indirectly, in any theory of law or equity including any laws affecting antitrust, successor, transferee or vicarious liability. Pursuant to the Acquisition Agreement, the Purchaser is not purchasing all of the Debtors’ assets in that the Purchaser is not purchasing any of the Excluded Assets or assuming the Excluded Liabilities, and the Purchaser is not holding itself out to the public as a continuation of the Debtors. The Sale Transaction does not amount to a consolidation, merger or de facto merger of the Purchaser and any of the Debtors or their estates. There is not substantial continuity between the Purchaser and the Debtors, and there is no continuity of enterprise or common identity between the Debtors and the Purchaser. The Purchaser is not a mere continuation of the Debtors or the Debtors’ estates. The Purchaser does not constitute a successor to any of the Debtors or their estates.

FF.       Legal, Valid Transfer. The transfer of the Acquired Assets to the Purchaser will be a legal, valid, enforceable, and effective sale and transfer of the Acquired Assets, and will vest the Purchaser with all legal, equitable, and beneficial right, title, and interest of the Debtors to the Acquired Assets free and clear of all Interests of any kind or nature whatsoever, including, without limitation, rights or claims based on any successor or transferee liability. The Acquired Assets constitute property of the Debtors’ estates and good title is vested in the Debtors’ estate within the meaning of section 541(a) of the Bankruptcy Code. The Debtors are the sole and rightful owners of the Acquired Assets, and no other person has any ownership right, title, or interests therein. The Acquisition Agreement and the Transaction Documents are valid and binding contracts between the Debtors and the Purchaser and shall be enforceable pursuant to their terms. The Acquisition Agreement, the Transaction Documents, the Transactions themselves, and the consummation thereof shall be specifically enforceable against and binding upon (without posting any bond) the Debtors, any chapter 7 or chapter 11 trustee appointed in these chapter 11 cases, and shall not be subject to rejection or avoidance by the foregoing parties or any other Person.

GG.      Acquisition Agreement Not Modified. The terms of the Acquisition Agreement and the Transaction Documents, including any amendments, supplements, and modifications thereto, are fair and reasonable in all respects and the terms of the Order shall not modify the terms of the Acquisition Agreement.

HH.      Not a Sub Rosa Plan. The Sale Transaction does not constitute a sub rosa chapter 11 plan for which approval has been sought without the protections that a disclosure statement would afford. The Sale Transaction neither impermissibly restructures the rights of the

Debtors’ creditors, nor impermissibly dictates a liquidating plan of reorganization for the Debtors.

II.        Personally Identifiable Information. The Debtors do not have, and have not disclosed to any individuals in connection with offering a product or a service, a policy prohibiting the transfer of personally identifiable information about individuals to persons that are not affiliated with the Debtors.

JJ.        Sale Order Required by the Purchaser. Entry of this Sale Order approving the Acquisition Agreement is a requirement of the Acquisition Agreement and such requirement is an appropriate condition precedent to the Purchaser’s consummation of the Transactions.

KK.      Legal and Factual Bases. The legal and factual bases set forth in the Motion and at the Sale Hearing establish just cause for the relief granted herein.

IT IS THEREFORE ORDERED, ADJUDGED, AND DECREED THAT:

General Provisions

1.         The Motion and the relief requested therein is GRANTED and APPROVED as set forth herein.

2.         All objections to, or reservation of rights regarding, the relief requested in the Motion, the entry of this Sale Order, or the relief granted herein, including, without limitation, any objections to Cure Amounts or relating to the cure of any defaults under any of the Assigned Contracts or to the assumption and assignment of any of the Assigned Contracts to the Purchaser by the Debtors, that have not been withdrawn, waived, or settled, or that have not otherwise been resolved pursuant to the terms hereof are hereby denied and overruled on the merits with prejudice. All Persons that failed to timely object, or withdrew their objections, to the Motion or the entry of this Sale Order are deemed to consent to the relief granted herein for all purposes, including, without limitation, pursuant to section 363(f)(2) of the Bankruptcy Code. No appeal, motion to reconsider, or similar pleading has been filed with respect to the Bidding Procedures Order or the Stalking Horse Order, and the Bidding Procedures Order and Stalking Horse Orders are final orders of the Bankruptcy Court, have not been vacated, withdrawn, rescinded, or amended and remain in full force and effect.

Approval of the Sale of the Acquired Assets

3.         The Acquisition Agreement and the Transaction Documents, including any amendments, supplements and modifications thereto, and all of the terms and conditions therein, is hereby approved.

4.          Pursuant to 11 U.S.C. §§ 105(a), 363(b) and (f), and 365, the sale of the Acquired Assets to the Purchaser free and clear of all Interests and the transactions contemplated by the Acquisition Agreement are approved in all respects.

Sale and Transfer of Acquired Assets

5.          Pursuant to 11 U.S.C. §§ 105(a), 363(b) and (f), and 365, the Debtors are hereby authorized and, unless the Debtors and the Purchaser otherwise agree, directed to sell the Acquired Assets to the Purchaser and consummate the Sale Transaction in accordance with, and subject to the terms and conditions of, the Acquisition Agreement, and to transfer and assign all right, title and interest (including common law rights) to all property, licenses and rights to be conveyed in accordance with and subject to the terms and conditions of the Acquisition Agreement, and are further authorized and, unless the Debtors and the Purchaser otherwise agree, directed to execute and deliver, and are empowered to perform under, consummate and implement, the Acquisition Agreement and the Transaction Documents, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Acquisition Agreement and the Transaction Documents, including the related documents, exhibits and schedules, and to take all further actions as may be reasonably requested by the Purchaser for the purposes of assigning, transferring, granting, conveying and conferring to the Purchaser or reducing to possession, the Acquired Assets, or as may be necessary or appropriate to the performance of the Debtors’ obligations as contemplated by the Acquisition Agreement, without any further corporate action or order of the Bankruptcy Court. The Purchaser shall not be obligated to proceed with the Closing under the Acquisition Agreement until all conditions precedent to its obligation to do so have been satisfied or waived.

6.          Pursuant to 11 U.S.C. § 363(b) and 363(f), the Debtors are authorized and, unless the Debtors and the Purchaser otherwise agree, directed to transfer the Acquired Assets to the Purchaser and, upon the Closing, the Purchaser shall take title to and possession of the Acquired Assets upon consummation of the Acquisition Agreement (the “Closing Date”), free and clear of all Interests of any kind or nature whatsoever, including, without limitation, all rights or claims (for purposes of this Order, the term “claim” shall have the meaning ascribed to such term in Bankruptcy Code section 101(5) whether such claim is against the Debtors, the Purchaser, or anyone else), including all claims and/or interests arising in any way in connection with any agreements, acts, or failures to act, of any of the Debtors or any of the Debtors’ predecessors or affiliates, whether known or unknown, contingent or otherwise, whether arising before or subsequent to the commencement of these Chapter 11 Cases, and whether imposed by agreement, understanding, law, equity or otherwise, including claims otherwise arising under federal or state laws or doctrines of successor, transferee, derivative, or vicarious liability. All holders of Interests fall within one or more of the subsection of section 363(f) of the Bankruptcy Code and are adequately protected by having their interests attach to the net proceeds ultimately received by the Debtors and attributable to the Acquired Assets against or in which such interests are asserted, subject to the terms of such interests, with the same validity, force, and effect, and in the same order of priority that such interests now have against the Acquired Assets or their proceeds as of Closing.

7.          Following the Closing, the Debtors or the Purchaser are authorized and directed to execute and file a certified copy of this Order, which, once filed, registered or otherwise recorded, shall constitute conclusive evidence of the release of all Interests in the Acquired Assets of any kind or nature whatsoever. On the Closing Date, this Order will be construed, and constitute for any and all purposes, a full and complete general assignment, conveyance and transfer of the Acquired Assets or a bill of sale transferring good and marketable title in such Acquired Assets to the Purchaser. On the Closing Date, this Order also shall be construed, and constitute for any and all purposes, a complete and general assignment of all right, title and interest of the Debtors and each bankruptcy estate to the Purchaser in the Assigned Contracts. Each and every federal, state, and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Acquisition Agreement.

8.          If any Person that has filed a financing statement, mortgage, mechanic’s lien, lis pendens, or other document or agreement evidencing an Encumbrance against or in the Acquired Assets shall not have delivered to the Debtors prior to the Closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases, and/or other similar documents with respect to all Interests that such Person has against or in the Acquired Assets, then (i) the Debtors are hereby authorized to execute and file such statements, instruments, releases, and/or other similar documents on behalf of such Person with respect to the Acquired Assets, (ii) the Purchaser is hereby authorized to file, register, or otherwise record a certified copy of this Sale Order that, once filed, registered, or otherwise recorded, shall constitute conclusive evidence of the release of all Interests of any kind or nature against or in the Acquired Assets, and (iii) the Purchaser may seek in the Bankruptcy Court, or any other court of appropriate jurisdiction, to compel the appropriate parties to execute termination statements, instruments of satisfaction, releases, and/or other similar documents with respect to all Interests that such Person has against or in the Acquired Assets. This Sale Order is deemed to be in recordable form sufficient to be placed in the filing or recording system of each and every federal, state, or local government agency, department, or office. Notwithstanding the foregoing, the provisions of this Sale Order authorizing the sale and assignment of the Acquired Assets free and clear of Interests shall be self-executing, and neither the Debtors nor the Purchaser shall be required to execute or file releases, termination statements, assignments, consents, or other instruments in order to effectuate, consummate, and implement the provisions of this Sale Order.

9.         All entities who are presently, or on the Closing Date may be, in possession of some or all of the Acquired Assets are hereby directed to surrender possession of the Acquired Assets to the Purchaser on the Closing Date.

10.       All persons and entities are prohibited and enjoined from taking any action to adversely affect or interfere with the ability of the Debtors to transfer the Acquired Assets to the Purchaser in accordance with the Acquisition Agreement and this Order; provided, however, that the foregoing restriction shall not prevent any party from appealing this Order in accordance with applicable law or opposing any appeal of this Order.

11.       Except as expressly permitted by the Acquisition Agreement or this Order, all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax, and regulatory authorities, lenders, trade creditors, dealers, employees, litigation claimants, and other creditors, holding Interests of any kind or nature whatsoever, including rights, interests or claims based on any successor or transferee liability, against or in a Debtor or the Acquired Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or noncontingent, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the Acquired Assets or the operation of the Acquired Assets before the Closing Date, or the transactions contemplated by the Acquisition Agreement, including the Sale Transaction and the assumption and assignment of the Assigned Contracts, are forever barred, estopped, and permanently enjoined from asserting against the Purchaser, its respective successors and assigns, their respective property and the Acquired Assets, such persons’ or entities’ Interests, including such rights, interests or claims based on any successor, transferee, derivative, or vicarious liability.

12.       On the Closing Date of the Sale Transaction, each of the Debtors’ creditors is authorized and directed to execute such documents and take all other actions as may be necessary to release its Interests on the Acquired Assets, if any, as such Interests may have been recorded or otherwise exist.

13.       To the extent permitted under applicable law, the Purchaser shall be authorized, as of the Closing Date, to operate under any license, permit, registration, and governmental authorization or approval of the Debtors with respect to the Acquired Assets, and all such licenses, permits, registrations, and governmental authorizations or approvals are deemed to have been, and hereby are, directed to be transferred to the Purchaser as of the Closing Date. To the extent provided by section 525 of the Bankruptcy Code, no governmental unit may deny, revoke, suspend, or refuse to renew any permit, license or similar grant relating to the operation of the

Acquired Assets on account of the filing or pendency of the Chapter 11 Cases or the consummation of the transactions contemplated by the Acquisition Agreement, including the Sale Transaction and the assumption and assignment of the Assigned Contracts.

14.       Subject to the terms and conditions of this Order, the transfer of the Acquired Assets to the Purchaser pursuant to the Acquisition Agreement constitutes a legal, valid, and effective transfer of the Acquired Assets, and shall vest the Purchaser with all right, title, and interest of the Debtors in and to the Acquired Assets free and clear of all Interests of any kind or nature whatsoever.

No Successor Liability

15.       The Purchaser is not a “successor” to the Debtors or their estates by reason of any theory of law or equity, and the Purchaser shall not assume, or be deemed to assume, or in any way be responsible for any liability or obligation of any of the Debtors and/or their estates, other than the Assumed Liabilities, with respect to the Acquired Assets or otherwise, including, but not limited to, under any bulk sales law, doctrine or theory of successor, transferee, derivative, or vicarious liability, or similar theory or basis of liability. Neither the purchase of the Acquired Assets by the Purchaser nor the fact that the Purchaser is using any of the Acquired Assets previously operated by the Debtors will cause the Purchaser to be deemed a successor in any respect to the Debtors’ businesses or incur any liability derived therefrom within the meaning of any foreign, federal, state or local revenue, pension, ERISA, tax, labor (including any WARN Act), employment, environmental, or other law, rule or regulation (including filing requirements under any such laws, rules or regulations), or under any products liability law or doctrine with respect to the Debtors’ liability under such law, rule or regulation or doctrine.

16.       The Purchaser has given substantial consideration under the Acquisition Agreement, which consideration shall constitute valid and valuable consideration for the releases of any potential claims of successor liability of the Purchaser and which shall be deemed to have been given in favor of the Purchaser by all holders of Interests in or against the Debtors, or the Acquired Assets. Upon consummation of the Sale Transaction, the Purchaser shall not be deemed to (a) be the successor to the Debtors or the estates, (b) have, de facto or otherwise, merged with or into the Debtors, or (c) be a mere continuation, alter ego or substantial continuation of the Debtors.

17.       Except to the extent specifically agreed by the Purchaser in the Acquisition Agreement, the Purchaser shall not have any liability, responsibility or obligation for any Interests of the Debtors or their estates, including any claims, liabilities or other obligations related to the Acquired Assets prior to Closing Date. Under no circumstances shall the Purchaser be deemed a successor of or to the Debtors for any Interests against, in or to the Debtors or the Acquired Assets. For the purposes of this section of this Order, all references to the Purchaser shall include the Purchaser’s Affiliates, Subsidiaries and shareholders.

18.        Examples of No Successor Liability.  Without limiting the generality, effect, or scope of the foregoing, as a result of and following the Closing of the sale, the Purchaser, except as expressly assumed under the Acquisition Agreement, shall have no derivative, successor, transferee, or vicarious liabilities of any kind or character, including, without limitation, federal, state, or other tax liabilities, United States or foreign pension liabilities, or liabilities based on any theory of antitrust, environmental, labor, employment, or benefits law, alter ego, veil piercing, escheat, continuity of enterprise, mere continuation, product line, de facto merger or substantial continuity, whether known or unknown, legal or equitable, matured or unmatured, contingent or non-contingent, liquidated or unliquidated, asserted or unasserted, whether arising prior to or subsequent to the commencement of the Debtors’ chapter 11 cases, whether imposed by agreement, understanding, law, equity or otherwise with respect to the Debtors or any obligations of the Debtors, including, without limitation, liabilities arising, accruing, or payable under, out of, in connection with, or in any way relating to or calculated or determined with respect to or based in whole or in any part upon the operation of the Acquired Assets prior to the Closing, or any taxes in connection with, or in any way relating to the cancellation of debt of the Debtors or their Affiliates.

Good Faith

19.       The transactions contemplated by the Acquisition Agreement, including, without limitation, the assumption and assignment of the Assigned Contracts, are undertaken by the Purchaser in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein by this Order to consummate the Sale Transaction shall not affect the validity of the sale of the Acquired Assets to the Purchaser. The Purchaser is a purchaser in good faith of the Acquired Assets, and is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

20.       As a good faith purchaser of the Acquired Assets, the Purchaser has not entered into an agreement with any other potential bidders, and has not colluded with any of the other bidders, any potential bidders or any other parties interested in the Acquired Assets, and, therefore, neither the Debtors nor any successor in interest to the Debtors’ estates shall be entitled to bring an action against the Purchaser, and the Sale Transaction may not be avoided pursuant to section 363(n) of the Bankruptcy Code.

Assumption and Assignment of Assigned Contracts

21.       Pursuant to 11 U.S.C. § 105(a) and 365, and subject to and conditioned upon the closing of the Sale Transaction, the Debtors’ assumption and assignment to the Purchaser, and the Purchaser’s assumption on the terms set forth in the Acquisition Agreement, of the Assigned Contracts is hereby approved, and the requirements of 11 U.S.C. § 365(b)(1) with respect thereto are hereby deemed satisfied.

22.       The Debtors are hereby authorized and, unless the Debtors and the Purchaser otherwise agree, directed in accordance with 11 U.S.C. § 105(a), 363 and 365 to (a) assume and assign to the Purchaser, effective upon the Closing Date of the Sale Transaction, the Assigned Contracts free and clear of all Interests of any kind or nature whatsoever, (b) assume and assign to the Purchaser any Previously Omitted Contract in accordance with the terms of the Bidding Procedures Order, and (c) execute and deliver to the Purchaser such documents or other instruments as may be necessary to assign and transfer the Assigned Contracts to the Purchaser.

23.       Effective upon the Closing Date of the Sale Transaction or, with respect to any Previously Omitted Contract, the applicable date after the Closing of the Sale Transaction in accordance with the Bidding Procedures Order, the Assigned Contracts shall be transferred to, and remain in full force and effect for the benefit of, the Purchaser in accordance with their respective terms, notwithstanding any provision in any such Assigned Contract (including those of the type described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer and, pursuant to 11 U.S.C. § 365(k), the Debtors shall be relieved from any further liability with respect to the Assigned Contracts after such assignment to and assumption by the Purchaser, except as provided in the Acquisition Agreement.

24.       Upon the Debtors’ assignment of the Assigned Contracts under the provisions of this Sale Order, no default shall exist under any Assigned Contract and no counterparty to any such Assigned Contract shall be permitted to declare or enforce a default by the Debtor or the Purchaser thereunder or otherwise take action against the Purchaser as a result of any of the Debtors’ financial condition, change in control, bankruptcy or failure to perform any of its obligations under the relevant Assigned Contract. Any provision in an Assigned Contract that prohibits or conditions the assignment or sublease of such Assigned Contract (including the granting of a lien therein) or allows the counterparty thereto to terminate, recapture, impose any penalty, condition on renewal or extension, or modify any term or condition upon such assignment or sublease, constitutes an unenforceable anti-assignment provision that is void and of no force and effect only in connection with the assumption and assignment of such Assigned Contract to the Purchaser. The failure of the Debtors or the Purchaser to enforce at any time one or more terms or conditions of any Assigned Contract shall not be a waiver of such terms or conditions, or of the Debtors’ and the Purchaser’s rights to enforce every term and condition of the Assigned Contract.

25.       All defaults or other obligations of the Debtors under the Assigned Contracts arising or accruing prior to the date of this Order (without giving effect to any acceleration clauses or any default provisions of the kind specified in section 365(b)(2) of the Bankruptcy Code) shall be cured by the Debtor at the Closing Date or as soon thereafter as reasonably practicable, and the Purchaser shall have no liability or obligation arising or accruing prior to the Closing Date, except as otherwise expressly provided in the Acquisition Agreement. The Purchaser shall have no liability whatsoever for paying any Cure Amounts.

26.       Each non-Debtor party to an Assigned Contract hereby is forever barred, estopped, and permanently enjoined from raising or asserting against the Debtors or the Purchaser, or the property of either of them, any assignment fee, default, breach or claim of pecuniary loss, or condition to assignment, arising under or related to the Assigned Contracts, existing as of the date of the Sale Hearing, or arising by reason of the consummation of transactions contemplated by the Acquisition Agreement, including the Sale Transaction and the assumption and assignment of the Assigned Contracts. Any party that may have had the right to consent to the assignment of an Assigned Contract is deemed to have consented to such assignment for purposes of section 365(e)(2)(A)(ii) of the Bankruptcy Code if such party failed to object to the assumption and assignment of such Assigned Contract.

27.       To the extent a counterparty to an Assigned Contract, including any Previously Omitted Contract, failed or fails to timely object to a Cure Amount, such Cure Amount shall be deemed to be finally determined and any such counterparty shall be prohibited from challenging, objecting to or denying the validity and finality of the Cure Amount at any time, and such Cure Amount, when paid, shall completely revive any Assigned Contract to which it relates.

28.       The Seattle Office Lease (including as amended by the Fourth Amendment) is hereby deemed an Assigned Contract.

29.       The objection to the Motion filed by Cigna Health and Life Insurance Company [Docket No. 311] (the “Cigna Objection”) is resolved as follows: the Cigna Agreements (as such term is defined in the Cigna Objection) will not be assumed and assigned to Purchaser prior to the Closing Date. This Order shall not limit or otherwise affect the Debtors’ ability to assume or assign the Cigna Agreements by separate motion.

Additional Provisions

30.       The Debtors are authorized to pay Wells Fargo, N.A. or its applicable affiliate (“Wells Fargo”) all reasonable fees reimbursable under the applicable letter of credit documents and agreements between Wells Fargo and one or more of the Debtors, which payments shall be made on the Closing Date, and the Purchaser shall reimburse the Debtors for any such fees paid to Wells Fargo that relate solely the Purchaser’s documents and agreements to be entered into with Wells Fargo in furtherance of the Purchaser’s obligations under Section 5.13 of the Acquisition Agreement.

31.       Upon the effective date of an agreement (as defined in such agreement) between Wells Fargo and the Purchaser, and to the extent necessary the Debtors, which agreement is subject to further agreement among such parties (the “Wells Agreement”), (i) Wells Fargo (“Releasor”) shall be deemed to have released, remised, and forever discharged the Debtors and Debtors’ estate (the “Releasee”), of and from any and all claims, whether known or unknown, of every kind or nature whatsoever, whether in law, equity, admiralty or bankruptcy, which, as against the Releasee, the Releasors had, have or may have had from the beginning of time until the date of this Release arising from or related to the Letters of Credit, the Control Agreement, the Security Agreements and other documents related to the Letters of Credit and such agreements shall be deemed to be terminated; provided that nothing in this release shall be deemed to release the Debtors from their obligations under the Wells Agreement, (ii) Wells Fargo shall notify Wells Fargo Savings Bank that it no longer has an interest in the Securities Account so that the Debtors may obtain return of the same and all funds in the Securities Account shall be wired to the Debtors to an account specified by the Debtors, and (iii) any and all liens and/or security interests securing obligations under the letters of credit issued by Wells

Fargo on behalf of certain of the Debtors to various beneficiaries and the agreements related thereto (the “Wells Fargo Liens”) shall be automatically released, discharged and terminated without the need for further action by the Debtors or Wells Fargo. For the avoidance of doubt, no claims are released by the Releasors other than those specifically set forth in this paragraph and no other beneficiaries of this Release are hereby created or intended. For the further avoidance of doubt, the provisions of this paragraph 31 shall be self-executing, and neither the Debtors, Wells nor the Purchaser shall be required to execute or file releases, termination statements, assignments, consents, or other instruments in order to effectuate, consummate, and implement the release, discharge and termination of the Wells Fargo Liens on the effective date of the Wells Agreement.

32.        Notwithstanding anything to the contrary in this Order or any of the previously served Cure Notices, the following software license agreements, together with any current active support agreements, between Oracle America, Inc. (including any of its predecessors-in-interest) (“Oracle”) and one or more of the Debtors (the “Oracle Agreements”), which Oracle has represented are all active and supported agreements, will be assumed and assigned to the Purchaser at the Closing upon the payment by the Debtors to Oracle America, Inc. of the amount of $52,933.12 as a cure amount:

Functional Product Description	Support Contract Number	Support Contract Start Date	Support Contract End Date	CSI Number	Support Contract Governing Agreement Name
Oracle Internet Developer Suite - Named User Plus Perpetual	1887581	29-MAY- 14	28-MAY- 15	14377070	OLSAv110504-812729-25-FEB-2005
Oracle Discoverer Desktop Edition - Named User Plus Perpetual	1887581	29-MAY- 14	28-MAY- 15	14377070	OLSAv110504-812729-25-FEB-2005
Oracle Clinical - Application User Perpetual	1887581	29-MAY- 14	28-MAY- 15	14377070	OLSAv110504-812729-25-FEB-2005
Oracle Remote Data Capture - CRF Page Perpetual	1887581	29-MAY- 14	28-MAY- 15	14377070	OLSAv110504-812729-25-FEB-2005
Oracle Clinical TrialMinder - Application User Perpetual	1887581	29-MAY- 14	28-MAY- 15	14377070	OLSAv110504-812729-25-FEB-2005
iProcurement - Purchase Line Perpetual	2157329	29-MAY- 14	28-MAY- 15	14461627	OLSAv110504-812729-25-FEB-2005

Oracle Thesaurus Management System - Application User Perpetual	2756886	29-MAY- 14	28-MAY- 15	15903566	Oracle License and Services Agreement v020408-812729-16-MAY-2008
Primavera P3 Project Planner - Application User Perpetual	1887581	29-MAY- 14	28-MAY- 15	16550400	US-OPN-FUDA-13303271-13-MAR-09
Oracle Argus Safety - Application User Perpetual	3985930	29-MAY- 14	28-MAY- 15	16718351	OLSAv020408-812729-16-MAY-2008
Oracle Data Masking Pack - Named User Plus Perpetual	4761013	29-MAY- 14	28-MAY- 15	17542914	OLSAv020408-812729-2-MAY-2008
Oracle Argus Safety - Application User Perpetual	5119375	29-MAY- 14	28-MAY- 15	18043639	OLSA-V20408-812729-02-May-08
Oracle Argus Safety - Application User Perpetual	5498420	29-MAY- 14	28-MAY- 15	18553471	OLSA-V20408-812729-02-May-08
Oracle Identity and Access Management Suite Plus - Employee User Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle Application Management Suite for Oracle E-Business Suite - Processor Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle GoldenGate - Processor Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle Real Application Clusters - Processor Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle SOA Suite for Oracle Middleware - Processor Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle WebLogic Suite - Processor Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle Business Intelligence Foundation Suite - Processor Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle Database Enterprise Edition - Processor Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle Informatica PowerCenter and PowerConnect Adapters - Processor Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle WebCenter Suite Plus - Processor Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle Identity and Access Management Suite Plus - Non Employee User - External Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle Management Pack Plus for Identity Management - Employee User Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle Enterprise Repository - Processor Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle Advanced Security - Processor Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle Tuning Pack - Processor Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle Management Pack Plus for Identity Management - Non Employee User - External Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle SOA Management Pack Enterprise Edition - Processor Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle Database Vault - Processor Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle Application Integration Architecture Foundation Pack - Processor Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle Diagnostics Pack - Processor Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle Database Lifecycle Management Pack - Processor Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle Partitioning - Processor Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle Service Registry - Processor Perpetual	5929297	31-MAY- 14	30-MAY- 15	19080487	OLSA-v020408-812729-02-MAY-2008
Oracle SOA Suite for Oracle Middleware - Processor Perpetual	6317629	20-MAY- 14	19-MAY- 15	19548267	US-OPN-VAD-64728-01-SEP-11; TOMA_44102092102

Oracle SOA Suite for Oracle Middleware - Processor Perpetual	6317629	20-MAY- 14	19-MAY- 15	19548267	US-OPN-VAD-64728-01-SEP-11
Oracle Crystal Ball - Application User Perpetual	6252557	20-FEB-14	19-FEB-15	19360363	US-TOMAv011414
Oracle Crystal Ball Decision Optimizer - Application User Perpetual	6259197	27-FEB-14	26-FEB-15	19371697	US-TOMAv011414

33.       If the Transaction closes prior to March 2, 2015, the Purchaser agrees to pay an additional amount, not to exceed $14,602.24, which Oracle represents comes due on March 2, 2015 under one of the Oracle Agreements. Purchaser and the Debtors agree to enter into the Oracle Assignment Agreement with Oracle, in substantially the form provided to Purchaser’s and Debtors’ counsel on February 19, 2015. Purchaser agrees to enter into an Oracle Master Agreement and an ACS Services Contract Assignment Agreement (“Additional Agreements”) with Oracle, in each case subject to the negotiation of documentation reasonably acceptable to the Purchaser and Oracle, provided, however, (i) the terms of such Additional Agreements must be commercially reasonable and reasonably consistent with those offered to Oracle customers in the market for the same or similar software; (ii) the Additional Agreements do not require the payment of additional consideration other than those amounts due or required under any of the Oracle Agreements; (iii) the Additional Agreements shall not apply to any relationships that the Purchaser or its affiliates may have with Oracle other than those that relate to the Oracle Agreements; (iv) the Additional Agreements shall not supersede or affect any other agreements that any of Purchaser’s affiliates have with Oracle; and (v) the Additional Agreements shall not extend the term of, or termination rights under, any of Purchaser’s or its affiliates’ agreements with Oracle, including the Oracle Agreements. Purchaser also agrees to consider any reasonable requests for additional contracts with Oracle to be included as Assumed Contracts and to document such assignment in the Oracle Assignment Agreement, ACS Services Contract Assignment Agreement, and/or the Oracle Master Agreement referenced above. The IP Assignment Agreement form referred to in the Second Amended and Restated Acquisition

Agreement filed on February 19, 2015, shall not apply to assignments of any Oracle agreements. The filed Oracle objection is deemed withdrawn.

34.       The consideration provided by the Purchaser for the Acquired Assets under the Acquisition Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

35.       Each and every federal, state, and local governmental agency, court or department is directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Acquisition Agreement. On the Closing Date, the Debtors and the Purchaser are authorized to take such actions as may be necessary to obtain a release of any and all Interests in the Acquired Assets, if any, and to the extent contemplated hereby and by the Acquisition Agreement. This Order (a) shall be effective as a determination that, on the Closing Date all Interests of any kind or nature whatsoever existing as to the Acquired Assets prior to the Closing Date have been unconditionally released, discharged and terminated, and that the conveyances described herein have been effected, and (b) shall be binding upon and shall govern the acts of all entities including all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Acquired Assets. Each and every federal, state and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Acquisition Agreement. The Purchaser and the Debtors shall take such further steps and execute such further documents, assignments, instruments and papers as shall be reasonably requested by the other to implement and effectuate the transactions contemplated in this paragraph. All interests of record as of the date of this Order shall be forthwith deemed removed and stricken as against the Acquired Assets. All entities described in this paragraph are authorized and specifically directed to strike all such recorded liens, claims, rights, interests and encumbrances against the Acquired Assets from their records, official and otherwise.

36.       If any person or entity that has filed statements or other documents or agreements evidencing claims, liens, encumbrances, or interests in any of the Acquired Assets does not deliver to the Debtors or the Purchaser prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of liens and easements, and any other documents necessary for the purpose of documenting the release of all interests and other Interests that the person or entity has or may assert with respect to any of the Acquired Assets, the Debtors and/or the Purchaser are hereby authorized to execute and file such statements, instruments, releases and other documents on behalf of such persons or entity with respect to any of the Acquired Assets.

37.       The Debtors will cooperate with the Purchaser and the Purchaser will cooperate with the Debtors, in each case to ensure that, unless the Debtors and the Purchaser otherwise agree, the transaction contemplated in the Acquisition Agreement is consummated, and the Debtors will make such modifications or supplements to any bill of sale or other document executed in connection with the closing to facilitate such consummation as contemplated by the Acquisition Agreement.

38.       The Acquisition Agreement provides that it constitutes a “plan of reorganization” of Dendreon Corporation and the Purchaser for purposes of Sections 368 and 354 of the Internal Revenue Code of 1986, as amended (which plan includes the Sale Transaction in combination with the liquidation of Dendreon Corporation and the distribution of the stock consideration).

39.       The Purchaser shall have no liability or responsibility for any liability or other obligation of the Debtors arising under or related to the Acquired Assets other than for the Assumed Liabilities. Without limiting the generality of the foregoing, and except as otherwise specifically provided in the Acquisition Agreement, the Purchaser shall not be liable for any claims against the Debtors or any of their predecessors or affiliates, and the Purchaser shall have no successor, transferee, derivative, or vicarious liabilities of any kind or character whether known or unknown as of the Closing Date, now existing or hereinafter arising, whether fixed or contingent, with respect to the Debtors, the Acquired Assets or any obligations of the Debtors arising prior to the Closing Date, including, but not limited to, liabilities on account of any taxes arising, accruing, or payable under, out of, or in connection with, or in any way relating to the operation of the business prior to the Closing Date.

40.       Under no circumstances shall the Purchaser be deemed a successor of or to the Debtors for any Encumbrance against or in the Debtors or the Acquired Assets of any kind or nature whatsoever. The sale, transfer, assignment and delivery of the Acquired Assets and the Assigned Contracts shall not be subject to any Encumbrance, and Interests of any kind or nature whatsoever shall remain with, and continue to be obligations of, the Debtors. All Persons, including, without limitation, all holders of Claims, interests, or encumbrances, governmental, tax and regulatory authorities, creditors, contract counterparties, customers, landlords, licensors, employees, litigation claimants, and other persons holding Interests of any kind or nature whatsoever against or in the Debtors or the Acquired Assets (whether known or unknown, legal or equitable, matured or unmatured, contingent or non-contingent, liquidated or unliquidated, asserted or unasserted, whether arising prior to or subsequent to the commencement of the Debtors’ chapter 11 cases, whether imposed by agreement, understanding, law, equity, or otherwise), arising under or out of, in connection with, or in any way relating to, the Debtors, the operation of the Debtors’ businesses prior to the Closing, the Acquired Assets, or the transfer of the Acquired Assets to the Purchaser (including, without limitation, any rights or claims based on any successor, transferee, derivative, or vicarious liabilities) shall be, and hereby are, forever barred, estopped, and permanently enjoined from asserting, prosecuting, or otherwise pursuing such Interests of any kind or nature whatsoever against the Purchaser, its officers, directors, partners, principals, shareholders and professionals, any of their respective representatives, successors, or assigns, the property of the foregoing, and the interests of the Debtors in such Acquired Assets with respect to any Encumbrance of any kind or nature whatsoever such person or entity had, has, or may have against or in the Debtors, their estates, officers, directors, shareholders, or the Acquired Assets. Following the Closing Date, no holder of an Encumbrance in the Debtors shall interfere with the Purchaser’s title to or use and enjoyment of the Acquired Assets and the Assigned Contracts based on or related to such Encumbrance, or any actions that the Debtors may take in their Chapter 11 Cases.

41.       The terms and provisions of the Acquisition Agreement, the Transaction Documents, and this Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors and their respective affiliates, successors and assigns, their estates, and their creditors, the Purchaser, and its respective affiliates, successors and assigns, and any affected third parties including, but not limited to, all persons asserting Interests on the Acquired Assets to be sold to the Purchaser pursuant to the Acquisition Agreement, notwithstanding any subsequent appointment of any trustee(s) under any chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding.

42.       The failure specifically to include any particular provisions of the Acquisition Agreement or the Transaction Documents in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Acquisition Agreement and the Transaction Documents be authorized and approved in their entirety.

43.       The Acquisition Agreement and the Transaction Documents may be modified, amended or supplemented by the parties thereto, in a writing signed by both parties, and in accordance with the terms thereof, without further order of the Court; provided that notwithstanding the foregoing, (i) no modifications or amendments to the Purchase Price, Acquired Assets (except with respect to the assumption and assignment of Previously Omitted Contracts) or Assumed Liabilities in either amount or form shall be made without the consent of the Consultation Parties (in such Consultation Parties’ discretion) or, absent such consent, without further order of this Court, and (ii) no other modification or amendment that is materially adverse to the Debtors shall be made without the consent of the Consultation Parties, which consent shall not be unreasonably withheld, or, absent such consent, without further order of this Court. To the extent that any provision of the Acquisition Agreement or the Transaction Documents conflicts with or is, in any way, inconsistent with any provision of this Order, this Order shall govern and control.

44.       Unless the Debtors and the Purchaser otherwise agree, nothing contained in any plan of reorganization or liquidation confirmed in these Chapter 11 Cases or any order of this Court confirming such plans or in any other order in these Chapter 11 Cases, including any order entered after any conversion of these Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code, shall alter, supersede, abrogate, nullify, restrict, conflict with, or derogate from, the provisions of the Acquisition Agreement or the Transaction Documents or the terms of this Order or in any way prevent or interfere with the consummation or performance of the Transactions. Unless otherwise agreed by the Debtors and the Purchaser, the provisions of this Order, the Acquisition Agreement, and the Transaction Documents and any actions taken pursuant hereto or thereto shall survive entry of any order which may be entered confirming or consummating any plan of reorganization or liquidation of the Debtors, or which may be entered converting these Chapter 11 Cases from chapter 11 to chapter 7 of the Bankruptcy Code, and the terms and provisions of the Acquisition Agreement and the Transaction Documents as well as the rights and interests granted pursuant to this Order and the Acquisition Agreement and the Transaction Documents shall continue in these Chapter 11 Cases or any superseding case and shall be specifically performable and enforceable against and binding upon the Debtors, their estates and the Purchaser and their respective successors and permitted assigns, including any trustee, responsible officer or other fiduciary hereafter appointed as a legal representative of the Debtors or their estates under chapter 7 or chapter 11 of the Bankruptcy Code.

45.       The automatic stay pursuant to section 362 of the Bankruptcy Code is hereby lifted to the extent necessary to (i) allow the Valeant Entities to deliver any notice provided for in the Acquisition Agreement and the Transaction Documents, and (ii) allow the Valeant Entities to take any and all actions permitted under the Acquisition Agreement and the Transaction Documents in accordance with the terms and conditions thereof. The automatic stay imposed by section 362 of the Bankruptcy Code shall be modified solely to the extent necessary to implement the preceding sentence, and the Bankruptcy Court shall retain exclusive jurisdiction over any and all disputes with respect thereto.

46.       Any and all valid and perfected liens or Interests in the Acquired Assets shall attach to any proceeds of the Sale Transaction immediately upon receipt of such proceeds by the Debtors with the same priority, validity, force and effect, if any, which they had immediately prior to entry of this Sale Order, subject to any rights, claims, and defenses of the Debtors, the Debtors’ estates or any trustee or other representative for any Debtor or the Debtors’ estates, as applicable, may possess with respect thereto, in addition to any limitations on the use of such proceeds pursuant to any provision of this Sale Order. Except as required by the Acquisition Agreement, no proceeds subject to an asserted security interest or lien shall be used or disbursed by the Debtors without the express consent of the party or parties asserting a security interest or lien therein or further order of the Bankruptcy Court after notice and a hearing, consistent with the requirements of the Bankruptcy Code.

47.       The provisions of this Order, the Acquisition Agreement and the Transaction Documents are nonseverable and mutually dependent.

48.       Compliance with the legal requirements relating to bulk sales and transfers is not necessary or appropriate under the circumstances.

49.       The Debtors and each other person having duties or responsibilities under the Acquisition Agreement or this Order, and their respective agents, representatives, and attorneys, are authorized and empowered to carry out all of the provisions of the Acquisition Agreement, to issue, execute, deliver, file and record, as appropriate, the Acquisition Agreement, and any related agreements, and to take any action contemplated by the Acquisition Agreement or this Order, and to issue, execute, deliver, file and record, as appropriate, such other contracts, instruments, releases, deeds, bills of sale, assignments, or other agreements, and to perform such other acts as are consistent with, and necessary or appropriate to, implement, effectuate and consummate the Acquisition Agreement and this Order and the transactions contemplated thereby and hereby, all without further application to, or order of, the Court. Without limiting the generality of the foregoing, this Order shall constitute all approvals and consents, if any, required by applicable business corporation, trust and other laws of applicable governmental units with respect to the implementation and consummation of the Acquisition Agreement and this Order and the transactions contemplated thereby and hereby.

50.       Notwithstanding the provisions of Bankruptcy Rule 6004 and Bankruptcy Rule 6006 or any applicable provisions of the Local Rules, this Sale Order shall not be stayed for fourteen (14) days after the entry hereof, but shall be effective and enforceable immediately upon entry, and the fourteen (14) day stay provided in such rules is hereby expressly waived and shall not apply. Any party objecting to this Sale Order must exercise due diligence in filing an appeal and pursuing a stay within the time prescribed by law and prior to the Closing, or risk its appeal will be foreclosed as moot.

51.       The Debtors have, to the extent necessary, satisfied the requirements of section 363(b)(1) of the Bankruptcy Code. The appointment of a consumer privacy ombudsman pursuant to sections 363(b)(1) or 332 of the Bankruptcy Code is not required with respect to the Sale Transaction because the Debtors do not have, and have not disclosed to any individuals in connection with offering a product or a service, a policy prohibiting the transfer of personally identifiable information about individuals to persons that are not affiliated with the Debtors.

52.       This Court shall retain exclusive jurisdiction to enforce and implement the terms and provisions of the Acquisition Agreement, all amendments thereto, any waivers and consents thereunder, and of each of the agreements executed in connections therewith in all respects, including, but not limited to, retaining jurisdiction to (a) compel delivery of the Acquired Assets to the Purchaser free and clear of Interests (other than Permitted Encumbrances), or compel the performance of other obligations owed by the Debtors, (b) compel delivery of the purchase price or performance of other obligations owed to the Debtors, (c) resolve any disputes arising under or related to the Acquisition Agreement, except as otherwise provided therein, (d) interpret, implement, and enforce the provisions of this Order, and (e) protect the Purchaser against (i) claims made related to any of the Excluded Liabilities, (ii) any claims based on successor, transferee, derivative, or vicarious liability, or any similar theory, related to the Acquired Assets or Assigned Contracts, or (iii) any claims of Interests asserted on or in the Debtors or the Acquired Assets, of any kind or nature whatsoever.

Dated:	Wilmington, Delaware
February 20, 2015

/s/ Laurie Selber Silverstein
HONORABLE LAURIE SELBER SILVERSTEIN
UNITED STATES BANKRUPTCY JUDGE

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